CONSENT OF INDEPENDENT AUDITORS



Source Scientific, Inc.


We hereby consent to the incorporation by reference in the Registration Statement No. 33-42609 on Form S-8 of our report dated September 13, 1996 appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996.




Corbin & Wertz


Irvine, California
October 10, 1996